Exhibit 23a

            Consent of Independent Registered Public Accounting Firm








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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 2 under the Securities and Exchange Act of 1933 to the registration statement on Form S-1 ("Registration Statement") of our report dated February 22, 2006 relating to the financial statements of PHL Variable Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
January 30, 2007